                                  EXHIBIT 3.1

Industry Canada     Industrie Canada

Certificate                                             Certificat

of Amalgamation                                         de fusion

Canada Business                                         Loi canadienne sur
Corporations Act                                        les societes par actions



NEWBRIDGE NETWORKS CORPORATION
SOCIETE PAR ACTIONS DE REGIME FEDERAL
DE RESEAUX NEWBRIDGE                                             299165-9

Name of corporation-Denomination de la societe              Corporation
number-Numero de la societe


I hereby certify that the above-named               Je certifie que la societe
susmentionnee
corporation resulted from an  amalgamation,           est issue d'une fusion, en
vertu de
under section 185 of the Canada Business            l'article 185 de la Loi
Canadienne sur
Corporations Act, of the corporations set           les societes par actions,
out in                                              des societes
the attached articles of amalgamation.              Les statuts de fusion ci-
                                                    joints.


Director - Directeur                                January 6, 1994/le 6 janvier
                                                    1994
                                                    Date of Amalgamation - Date
de fusion

Industry Canada   Industrie Canada                               FORM 9
FORMULE 9
Canada Business   Loi regissant les societes           ARTICLES OF AMALGAMATION
STATUTS DE FUSION
Corporations Act  par actions de regime federal              (SECTION 185)
     (ARTICLE 185)


1 - Name of amalgamated corporation                    Denomination de la
societe issue de la fusion
    NEWBRIDGE NETWORKS CORPORATION
    SOCIETE PAR ACTIONS DE REGIME FEDERAL DE RESEAUX NEWBRIDGE

2 - The place in Canada where the registered office is to   Lieu au Canada ou
doit etre situe le siege social
     be situated

                   Regional Municipality of Ottawa-Carleton

3 - The classes and any maximum number of shares that the Categories et tout nombre maximal d'actions que la societe est
    corporation is authorized to issue                 autorisee  a ernettre

    See attached Schedule A

4 - Restrictions, if any, on share transfers           Restrictions sur le
transfert des actions, s'il y alieu

    None


5 - Number (or minimum and maximum number) of directors Nombre (ou nombre minimal et maximal) d'administrateurs

    Minimum of one (1) - maximum of fifteen (15)

6 - Restricitions, if any, on business the corporation may carry on Limites imposees a l'activite commerciale de la societe, s'il y lieu

    None


7 - Other provisions, if any                  Autres dispositions, s'il y a lieu

    See attached Schedule B

8 - The amalgamation has been approved pursuant to that section La fusion a ete approuvee en accord avec l'article ou le or subsection of the Act which is indicated as follows: paragraphe de la Loi indique ci-apres.

                              183
                            X 184(1)
                              184(2)

9 - Name of the amalgamating corporations         Corporation No.   Signature
    Date                           Title
    Denomination des societes fusionnantes        No de la societe    Titre

    NEWBRIDGE NETWORKS CORPORATION                270281-9       James C. Avis
    Jan. 6/94                  Secretary

    ELCOMBE SYSTEMS LIMITED    268981-2           James C. Avis  Jan. 6/94
    Secretary

For Departmental Use Only - A L'Usage du ministrie seulement     Filed - Deposee
Corporation No. - No de la societe
                              299165-9            January 10, 1994


SCHEDULE "A"

3. The classes and any maximum number of shares that the Corporation is authorized to issue:

COMMON SHARES
-------------

(a) an unlimited number of Common Shares without nominal or par value (the "Common Shares"), the holders of which are entitled:

     (i) to one vote per share at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

     (ii) subject to the rights, privileges, restrictions and conditions attaching to any other class or series of shares of the Corporation, to receive any dividends declared and payable by the Corporation on the Common Shares; and

     (iii) subject to the rights, privileges, restrictions and conditions attaching to any other class or series of shares of the Corporation, to receive the remaining property of the Corporation upon a liquidation, dissolution or winding-up of the Corporation;

     PREFERRED SHARES

(b) an unlimited number of Preferred Shares without nominal or par value (the "Preferred Shares") which, as a class, have attached thereto the following rights, privileges, restrictions and conditions:

     (i) the directors of the Corporation may, at any time and from time to time, issue the Preferred Shares in one or more series, each series to consist of such number of shares as may before issuance thereof be fixed by the directors;

     (ii) the directors of the Corporation may (subject as hereinafter provided) from time to time before issuance determine the designation, rights, privileges, restrictions and conditions to attach to the Preferred Shares of each series including, without limiting the generality of the foregoing, the rate, amount or method of calculation of dividends, whether cumulative or non-cumulative or partially cumulative, and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof, the rights of retraction, if any, vested in the holder of Preferred Shares of such series, and the prices and the other terms and conditions of any rights of retraction and whether any additional rights of retraction may be vested in such holders in the future, voting rights (if any) and conversion rights (if any) and any sinking fund, purchase fund or other provisions attaching to the Preferred Shares of such series, the whole subject to the issue by the Director, Corporations Branch, Department of Consumer and Corporate Affairs, of a certificate of amendment in respect of articles of amendment in prescribed form to designate a series of shares;

     (iii) when any fixed cumulative dividends or amounts payable on a return of capital are not paid in full, the Preferred Shares of all series shall participate rateably in respect of such dividends including accumulations, if any, in accordance with amounts which would be payable on the Preferred Shares if all such dividends were declared and paid in full, and on any return of capital in accordance with sums which would be payable on such return of capital if all amounts so payable were paid in full;

     (iv) the Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary;

     (v) in the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the Preferred Shares shall, before any amount shall be paid to or any property or assets of the Corporation shall be distributed among the holders of the Common Shares or any other shares of the Corporation ranking junior to the Preferred Shares, be entitled to receive (a) an amount equal to the amount of the redemption price specified therefor, together with, in the case of cumulative Preferred Shares all unpaid cumulative dividends (which for such purpose shall be calculated as if such cumulative dividends were accruing from day to day for the period from the expiration of the last period for which cumulative dividends have been paid up to and including the date of distribution) and in the case of non-cumulative dividends, all declared and unpaid non-cumulative dividends, and (b) if such liquidation, dissolution, winding-up or distribution shall be voluntary, an additional amount equal to the premium, if any, which would have been payable on the redemption of the said Preferred Shares if they had been called for redemption by the Corporation on the date of liquidation, dissolution, winding-up or distribution and, if said Preferred Shares couldnot be redeemed on such date, then an additional amount equal to the greatest premium, if any, which would have been payable on the redemption of said Preferred Shares;

     (vi) no dividends shall at any time be declared or paid on or set apart for payment on the Common Shares or any other shares of the Corporation ranking junior to the Preferred Shares unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment on the Common Shares or such other shares of the Corporation ranking junior to the Preferred Shares nor shall the Corporation call for redemption or redeem or purchase for cancellation or reduce or otherwise pay off any of the Preferred Shares (less than the total amount then outstanding) or any Common Shares or any other shares of the Corporation ranking junior to the Preferred Shares unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of the Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, reduction or other payment;

     (vii) the Preferred Shares of any series may be purchased for cancellation or made subject to redemption by the Corporation at such times and at such prices and upon such other terms and conditions as may be specified in the rights, privileges, restrictions and conditions attaching to the Preferred Shares of such series as set forth in the resolution of the board of directors of the Corporation and certificate of amendment relating to such series;

     (viii) the approval of the holders of the Preferred Shares, given in the manner described in paragraph (ix) below, shall be required for the creation of any new shares ranking prior to or on a parity with the Preferred Shares; and

     (ix) the provisions of paragraph (i) to (viii), inclusive, and of this paragraph (ix) may be repealed, altered, modified, amended or varied in whole or in part only with the prior approval of the holders of the Preferred Shares given in the manner hereinafter specified in addition to any other approval required by the Canada Business Corporations Act or any other applicable statutory provision of like or similar effect, from time to time in force. The approval of the holders of the Preferred Shares with respect to any and all matters hereinbefore referred to may be given by at least 66-2/3% of the votes cast at a meeting of the holders of the Preferred Shares duly called for that purpose and held upon at least 21 days' notice at which the holders of a majority of the outstanding Preferred Shares are present or represented by proxy. If at any such meeting the holders of a majority of the outstanding Preferred Shares are not present or represented by proxy within-one-half an hour after the time appointed for such meeting, then the meeting shall be adjourned to such date being not less than 30 days later and to sucb time and place as may be appointed by the chairman of the meeting and not less than 21 days' notice shall be given of such adjourned meeting but it shall be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting the holders of the Preferred Shares present or represented by proxy may transact the business for which the meeting was originally called and resolution passed thereat by not less than 66-2/3% of the votes cast at such adjourned meeting and the conduct thereof shall be from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at every such meeting or adjourned meeting every holder of Preferred Shares shall be entitled to one vote in respect of each Preferred Share held by him.


SERIES A PREFERRED SHARES
-------------------------

(c) The directors of the Corporation hereby fix the number of shares for the first series of the Preferred Shares at 3,846,155 shares;

(d) The directors of the Corporation hereby determine that the designation of the first series of Preferred Shares is Series A Convertible Preferred Shares (hereinafter called the "Series A Preferred Shares") and that the rights, privileges, restrictions and conditions attaching to the Series A Preferred Shares (in addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class) shall be as follows:

                                   ARTICLE 1
                                INTERPRETATION

1.1  Definitions  In these Articles:
     -----------

(a)  "Businass Day" in respect of any specified place means any day other than a
      ------------
Saturday, a Sunday or any other day that is a statutory or civic holiday in such place;

(b)  "close of business," means the normal closing hour of the principal office
      ------------------
of the Transfer Agent;

(c)  "Common Shares" means the common shares of the Corporation;
      -------------

(d)  "Conversion Price"  as at any particular time, means the conversion price
      ----------------
at which the Series A Preferred Shares are convertible into Common Shares in accordance with Article 3;

(e)  "Conversion Privilege"  means the right to convert any of the Series A
      --------------------
Preferred Shares into Common Shares in accordance with Article 3;

(f)  "Directors" means the board of directors of the Corporation and reference
      ---------
without more to action by the Directors shall mean action by the Directors as a board or by any authorized committee thereof;

(g)  "herein", "hereto", "hereunder", "hereof", "hereby" and similar expressions
      ------    ------    ---------    ------    ------
mean or refer to these Series A Preferred Share provisions and not to any particular Section, subsection, subdivision or portion hereof, and the expressions "Article", "Section" and "subsection", followed by a number and/or
             -------    -------       ----------
letter mean and refer to the specified Article, Section or subsection hereof;

(h)  "holder", in respect of any share of a specified class or series  means the
      -----
registered holder thereof; and

(i)  "Transfer Agent" means the Company or such person or persons from time to
      --------------
time appointed by the Directors as the transfer agent and registrar for the Series A Preferred Shares and includes any agent of such transfer agent.

1.2  Interpretation
     --------------

(a) Words importing the singular number only include the plural and vice versa and words importing any gender include all genders.

(b)  All dollar amounts referred to herein shall be in lawful money   of the
United States and on any date, the Canadian dollar equivalent thereto shall be based on the Bank of Canada noon rate of exchange in effect on the third Business Day prior to such date.

(c) The division of these Series A Preferred Share provisions into Articles, Sections, subsections, clauses, subclauses or other subdivisions and insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

(d) In the event that any date upon or by which any action is required to be taken by the Corporation hereunder is not a Business Day, then such action shall be required to be taken on or by the next succeeding day which is a Business Day.

                                   ARTICLE 2
DIVIDENDS

2.1  Payments of Dividends
     ---------------------

     The holders shall have the right to receive such dividends (if any) as the Directors in their discretion may declare, provided that the Series A Preferred Shares and the Common Shares shall rank equally as to dividends and all dividends declared in any fiscal year shall be declared and paid in equal or equivalent amounts per share on all the Series A Preferred Shares and all the Common Shares outstanding at the time without preference or distinction.


                                   ARTICLE 3
                             CONVERSION PRIVILEGE

3.1  Conversion into Common Shares
     -----------------------------

     The holder of Series A Preferred Shares shall have the right, at such holder's option, at any time, to convert any or all of such shares into fully paid and non-assessable Common Shares at a Conversion Price of $2.60 per Common Share, such Conversion Price being subject to adjustment from time time as provided in Section 3.4. The number of Common Shares issuable upon conversion of any Series A Preferred Shares shall, subject to the exception as to fractions contained in Section 3.2, be computed by multiplying the number of Series A Preferred Shares to be converted by $2.60 and dividing the product by the Conversion Price.

3.2  Conversion Procedure
     --------------------

     (1) The right to convert any Series A Preferred Shares into Common Shares may be exercised by surrendering, at any office of the Transfer Agent at which the Series A Preferred Shares are transferable, the certificate representing such shares and a notice in writing (which notice shall be and be deemed to be irrevocable) specifying the election to convert such Series A Preferred Shares, the number of Series A Preferred Shares desired to be converted and the name or names in which the Common Shares resulting from such conversion are to-be registered. Such notice shall be signed by the holder of such shares or such holder's agent duly appointed by an instrument in writing satisfactory to the Transfer Agent. If any of the Common Shares are to be issued to a person or persons other than the holder of Series A Preferred Shares, the signature of the holder of such notice of conversion shall be guaranteed in a manner satisfactory to the Transfer Agent.

     (2) If less than all of the Series A Preferred Shares represented by any certificate surrendered pursuant to Section 3.2(l) are to be converted, the holder shall be entitled to receive, at the expense of the Corporation, a new certificate representing the Series A Preferred Shares comprised in the certificate so surrendered which are not to be converted.

     (3) Upon the conversion of any Series A Preferred Shares, there shall be no payment or adjustment by the Corporation or by the holder of such Series A Preferred Shares on account of any dividend either on the shares so converted or on the Common Shares resulting from such conversion.

     (4) The share certificates representing the Common Shares resulting from any conversion of Series A Preferred Shares shall be issued as promptly as practicable in the name of the holder of the Series A Preferred Shares so converted, or subject to payment by such holder of any stock transfer or other applicable taxes, in such name or names as such holder may direct in writing (either in the notice referred to in Section 3.2(l) or otherwise).

     (5) The Conversion Privilege shall be deemed to have been exercised, and the holder of the Series A Preferred Shares so converted (or any person or persons in whose name or names such holder shall have directed certificates representing Common Shares to be issued) shall be deemed to become a holder of Common Shares of record for all purposes, on the date of surrender of the certificates representing the Series A Preferred Shares so converted accompanied by the notice referred to in Section 3.2(l), notwithstanding any delay in the delivery of the certificates representing the Common Shares into which such Series A Preferred Shares have been converted, provided, however, that in the event the share transfer registers for Common Shares shall be closed on such date, the surrender of the Series A Preferred Shares and the conversion thereof to Common Shares shall be effective on the next succeeding day on which such share transfer registers are open.

3.3  Avoidance of Fractional Shares
     ------------------------------

     In any case where a fraction of a Common Share would otherwise be issuable upon conversion of one or more Series A Preferred Shares:

(a) the Conversion Privilege shall be deemed to have been exercised only with respect to that number of Series A Preferred Shares as can be converted into a whole number of Common Shares; and

(b) the Corporation shall adjust such fractional interest in a Common Share by the payment by cheque of an amount equal to the product of such fractional interest and the Conversion Price applicable to the conversion of such Series A Preferred Shares.

3.4  Adjustment of Conversion Privilege
     ----------------------------------

     (1)  Definitions
          -----------

In this Section 3.4:

(a)       "Additional Common Shares" mean all Common Shares issued by the
           ------------------------
          Corporation after the Original Issue Date and all Common Shares issuable by the Corporation on the conversion of Convertible Securities after the Original issue Date, other than Common Shares issued or issuable:

          (i)  upon conversion of any Series A Preferred Shares;

               (ii) to officers, directors or employees of, or consultants to, the Corporation pursuant to a stock option or option plan or other employee stock incentive programs contemplated by the Corporation on the Original Issue Date;

               (iii) as consideration for the-purchase of intellectual property rights and technology pursuant to an agreement dated June 9, 1986 between Mr. Terence H. Matthews, Newbridge Communication Networks Corp. and the Corporation; and

               (iv)   by way of stock dividend declared pursuant to Section 2.1;

     (b)  "Convertible Securities" mean any evidences of indebtedness, shares or
           ---------------------
          other securities directly or indirectly convertible into or exchangeable for Common Shares;

     (c)  "current market value" of the Common Shares at any date means a price
           --------------------
          per share equal to the last board lot sale price on The Toronto Stock Exchange, on the trading day next preceding such date, or, if the Common Shares are not then listed on The Toronto Stock Exchange, on such other stock exchange on which such shares are listed as may be selected for such purpose by the Directors, or, the Common Shares are not listed on any stock exchange, the current market value as determined in good faith by the Directors;

     (d)  "Original Issue date" means October 14, 1987; and

     (e)  "Option" shall mean any right, option or warrant to subscribe for,
           ------
          purchase or otherwise acquire either Common Shares or Convertible Securities.

(2)  Share Reorganization
     --------------------

If and whenever the Corporation shall:

     (i) subdivide the outstanding Common Shares into a greater number of shares; or

     (ii) consolidate the outstanding Common Shares into a smaller number of shares;

(any of such event being herein called "Sharp Reorganization"), the conversion
                                        --------------------
Price shall be adjusted, effective immediately after the record date at which the holders of Common Shares are determined for the purposes of the Share Reorganization, or, if no record date is fixed the effective date of the Share Reorganization, by multiplying the

Conversion Price in effect on such record or effective date by a fraction of which:

(A) the numerator shall be the number of Common Shares outstanding on such record or effective date; and

(B) the denominator shall be the number of Common Shares outstanding after giving effect to such Share Reorganization, including, in the case of securities exchangeable for or convertible into Common Shares, the number of Common Shares that would have been outstanding if such securities had been exchanged for or converted into Common Shares on such record or effective date.

(3)  Capital Reorganization
     ----------------------

If and whenever there shall occur a reclassification or redesignation of the Common Shares or any change of the Common Shares into other shares, otherwise than in a Share Reorganization (any such event being herein called "Capital
                                                                    -------
Reorganization"), the holder of any Series A Preferred Shares who exercises the
--------------
Conversion Privilege after the effective date of Capital Reorganization shall be entitled to receive and shall accept, upon the exercise of such right, in lieu of the number of Common Shares to which such holder was theretofore entitled upon exercise of the Conversion Privilege , the aggregate number of shares Or other securities or property of the Corporation or of the body corporate resulting from such Capital Reorganization that such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, such holder had been the holder of the number of Common Shares to which such holder was theretofore entitled upon conversion; provided,
                                                                      --------
however, that no Capital Reorganization shall bet carried into effect unless all necessary steps shall have been taken so that the holders of Series A Preferred Shares shall thereafter be entitled to receive such number of shares or other securities of the Corporation or of the body corporate resulting from such Capital Reorganization, subject to adjustment thereafter in accordance with the provisions of the same, as nearly as may be possible, as those contained in this
Section 3.4 and Section 3.5.

(4)  Conversion Price Adjustment
     ---------------------------

If and whenever the Corporation shall issue Additional Common Shares without consideration or for a consideration per share less than $2.60 or the market price of the Series A Preferred Shares, whichever is greater and if such issuance does not constitute a Share Reorganization or Special Distribution (any such event being herein called an "Additional Distribution"), the Conversion
                                   -----------------------
Price shall be adjusted concurrently with such issue or deemed issue by multiplying the Conversion Price by a fraction of which:

(A) the numerator shall be the number of Common Shares outstanding immediately prior to such issue excluding any Common Shares which were issued as a result of any exclusion enumerated in Section 3.4(l)(a) but including the number of Common Shares which could be purchased based on the aggregate consideration received by the Corporation for the total number of Additional Common Shares so issued at the then Conversion Price, and

(B) the denominator shall be the number of Common Shares outstanding immediately prior to such issue excluding any Common Shares which were issued as a result of any exclusion enumerated in Section 3.4(l)(a) but including the number of such Additional Common Shares so issued.

For purposes of this Section 3.4(4), the consideration received by the Corporation for the issue of any Additional Common Shares shall be computed as follows:

     (X) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

     (Y) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the directors; and

     (Z) in the event Additional Common Shares are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received for the Additional Common Shares, computed as provided in clauses (M) and (Y) above, as determined in good faith by the Directors.

(5)  Special Distribution
     --------------------

     If and whenever the Corporation shall issue or distribute to holders of Common Shares:

     (a)  shares of the Corporation of any class other than Common Shares;

     (b)  Options or Convertible Securities;

     (c)  evidences of indebtedness; or

     (d)  any other assets (excluding cash dividends);

for less than fair consideration (as determined by the Board of Directors) and if such issuance or distribution does not constitute a Share Reorganization (any such event being herein called "Special Distribution "), the Conversion Price
                                --------------------
shall be adjusted,
effective immediately after the record date at which the holders of Common Shares are determined for purposes of the Special Distribution, by multiplying the Conversion Price in effect on such record date by a fraction of which:

(i)  the numerator shall be the difference between:

     (A) the product of the number of Common Shares outstanding on such record date and - the current market value of the Common Shares on such date; and

     (B) the fair market value to the holders of Common Shares, as determined by the Directors (whose determination shall be conclusive) of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution, and

(ii) the denominator shall be the product of the number of Common Shares outstanding on such record date and the current market value of the Common Shares on such date.

3.5  Adjustment Rules
     ----------------

     The following rules and procedures shall be applicable to adjustments of the Conversion Privilege made pursuant to Section 3.4:

     (a) no adjustment in the Conversion Price shall be required unless such adjustment would result in a change of at least $0.01 in the Conversion Price then in effect, provided, however, that any adjustments which, but for the provisions of this Section 3.5(a) would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustments;

     (b) no adjustment in the Conversion Price shall be made in respect of any event described in Section 3.4 (other than an event described in
          Section 3.4 (2) (i) or (ii) and in Section 3. 4 (3) ) if the holders of the Series A Preferred Shares are entitled to participate in such event on the same terms mutatis mutandis as if they had converted
                                  ----------------
          their Series A Preferred Shares prior to the effective date of such event;

     (c)  no adjustment in the Conversion Price shall be made pursuant to
          Section 3.4 in respect of the issue from time to time of Common Shares to holders of Common Shares who exercise an option to receive substantially equivalent dividends in Common Shares in lieu of receiving cash dividends or pursuant to any dividend reinvestment plan of the

          Corporation;

     (d) if a dispute shall at any time arise with respect to any adjustment of the Conversion Privilege, such dispute shall be conclusively determined by the auditor of the Corporation or, if they are unable or unwilling to act, by a firm of independent chartered accountants selected by the Directors and in any such determination, shall be binding upon the Corporation and all transfer agents and shareholder's of the Corporation; and

     (e)  forthwith after any adjustment of the Conversion Privilege pursuant to
          Section 3.4, the Corporation:

          (i) file with the Transfer Agent a certificate certifying as to the particulars of such adjustment and, in reasonable detail, the event requiring and the manner of determining such adjustment; and

          (ii) give written notice to the holders of Series A Preferred Shares of the Conversion Privilege following such adjustment.

3.6  Mandatory Conversion
     --------------------

     After receiving a receipt for a final prospectus for and prior to the closing of an underwritten public offering of the Common Shares of the Corporation, the Corporation may at its option, by notice in writing to each of the holders, require the holders to convert all of the issued and outstanding Series A Preferred Shares held by such holders into Common Shares at the Conversion Price. A notice of conversion shall be given by the Corporation not less than 10 days prior to and shall be subject to the closing of the underwritten public offering of the Common Shares of the Corporation and shall specify therein the date fixed for closing such offering and the date upon which the Series A Preferred Shares will be deemed to be converted into Common Shares at the Conversion Price.

3.7  Cancellation
     ------------

     All Series A Preferred Shares surrendered upon the exercise of the conversion right shall be cancelled by the Transfer Agent and the number thereof shall not be restored to the status of authorized but unissued shares.

3.8  Reservation of Common Shares
     ----------------------------

     So long as any of the Series A Preferred Shares are outstanding and entitled to the Conversion Privilege and at any time that the authorized number of Common Shares is not unlimited, the Corporation shall reserve and at all times hold out of its unissued Common Shares, against the Conversion Privilege herein conferred upon the holders of the Series A Preferred Shares, a sufficient number of unissued Common Shares to be converted upon the basis and upon the terms and conditions provided in this Article 3.

3.9  Compliance with Laws
     --------------------

     If any Common Shares reserved or to be reserved for the purpose of conversion of the Series A Preferred Shares hereunder, require registration with or approval of any governmental authority under any Canadian or Provincial law before such shares may be validly issued upon conversion, the Corporation will take such action as may be necessary to secure such registration or approval, as the case may be.

                                   ARTICLE 4
                                 VOTING RIGHTS

4.1  Voting Rights
     -------------

     Each holder shall be entitled to receive notice of and to attend any annual or special meeting of the shareholders of the Corporation and shall be entitled to one vote for each Series A Preferred Share held by such holder.

                                   ARTICLE 5
                                  LIQUIDATION

5.1  Liquidation
     -----------

     In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Series A Preferred Shares shall be entitled to receive, before any distribution of any part of the assets of the Corporation among the holders of any other shares, an amount equal to $2.60 plus an amount equal to any dividends declared thereon and unpaid and no more. For the purposes of this Section 5.1, liquidation includes a disposition of substantially all of the assets of the Corporation whether by sale, merger or other reorganization. Upon payment of the amounts so payable to them, the holders of the Series A Preferred Shares shall not be entitled to share in any further distribution of assets of the Corporation.

                                   ARTICLE 6
                                   PURCHASE

6.1  Purchase
     --------

     Subject to the provisions of applicable law, the Corporation may purchase at any time all or from time to time any number of the outstanding Series A Preferred Shares in the open market or pursuant to tenders received by the Corporation upon invitation for tenders addressed to all holders at the lowest price or prices which in the opinion of the Directors such shares are obtainable but not exceeding $2.60 per Series A Preferred Share. If upon any invitation for tenders, the Corporation receives tenders for Series A Preferred Shares at the same price in an aggregate number greater than the number for which the Corporation is prepared to accept tenders, the shares to be purchased shall be selected from the shares offered at such price as nearly as may be pro rata, disregarding fractions, according to the number of Series A Preferred Shares offered in each such tender, in such manner as the Directors in their sole discretion shall determine.

                                   ARTICLE 7
                      FURTHER SERIES OF PREFERRED SHARES

7.1  Further Series of Preferred Shares
     ----------------------------------

     So long as the Series A Preferred Shares are outstanding, the Corporation shall not, without the approval of the holders of the Series A Preferred Shares, issue any further series of Preferred Shares.

                                   ARTICLE 8
                                 MISCELLANEOUS

8.1  Modification
     ------------

     The rights, privileges, restrictions and conditions attaching to the Series A Preferred Shares may be repealed, altered, modified, amended or varied in whole or in part only with the prior approval of the holders of the Series A Preferred Shares given in the manner provided in Section 8.2 in addition to any other approval required by the Canada Business Corporations Act or any other applicable statutory provision of like or similar effect, from time to time in force.

8.2  Approval
     --------

     The approval of the holders of the Series A Preferred Shares with respect to any and all matters hereinbefore referred to may be given by at least 66 2/3% of the votes cast at a meeting of the holders duly called for that purpose and held upon at least 21 days notice, at which the holders of a majority of the outstanding Series A Preferred Shares are present or represented by proxy. If at any such meeting the holders of a majority of the outstanding Series A Preferred Shares are not present or represented by proxy within one-half an hour after the time appointed for such meeting, then the meeting shall be adjourned to such date being less than 30 days later and to such time and place as may be appointed the chairman of the meeting and not less than 21 days notice shall be given for such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting the holders present or represented by proxy shall constitute a quorum and may transact the business for which the meeting was originally called and resolution passed thereat by not less than 66 2/3% of the votes cast at such adjourned meeting shall be effective notwithstanding that the holders of a majority of the Series A Preferred Shares are not present or represented by proxy and the conduct thereof shall be from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at every such meeting or adjourned meeting every holder shall be entitled to one vote in respect of each Series A Preferred Share held by him.

8.3  Notices
     -------

     Any notice required or permitted to be given to a holder shall be mailed by letter, postage prepaid, or delivered to such holder at his address as it appears on the records of the Corporation or in the event of the address of any such holder not so appearing then to the last known address of such holder. The accidental failure to give notice to one or more of such shareholders shall not affect the validity of any action requiring the giving of notice by the Corporation. Any notice given as aforesaid shall be deemed to be given on the date upon which it is mailed or delivered.

                                 SCHEDULE "B"

(a) Without in any way limiting the borrowing powers of the directors under the Canada Business Corporations Act, as amended from time to time, the Board of Directors may from time to time, in such amounts and on such terms as it deem expedient:

     (i)    borrow money on the credit of the Corporation;

     (ii)   limit or increase the amount to be borrowed;

     (iii)  issue debentures or other securities of the Corporation;

     (iv) pledge or sell such debentures or other securities for such sums and at such prices as may be deemed expedient;

     (v) secure any such debentures, or other securities, or any other present or future borrowing or liability of the Corporation, by mortgage, hypothec, charge or pledge of all or any currently owned or subsequently acquired real and personal, moveable and immoveable, property of the Corporation, and the undertaking and rights of the Corporation.

Nothing in this paragraph limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

     The Board of Directors may from time to time delegate to such one or more of the directors and officers of the Corporation or persons as may be designated by the Board all or any of the powers conferred on the Board above -to such extent and in such manner as the Board shall determine at the time of such delegation.

     For greater certainty the foregoing powers conferred on the directors shall be deemed to include the powers conferred on a company by Division VII of the Special Corporate Powers Act, being Chapter P-16 of the Revised Statutes of Quebec, 1977 and every statutory provision that may be substituted therefor or for any provision therein.

STATUTORY DECLARATION

PROVINCE OF ONTARIO           )         IN THE MATTER OF the
          Canada              )         Canada Business Corporations
                              )         Act and in the Articles of
                              )         Amalgamation of Newbridge
                              )         Networks Corporation and
                              )         Elcombe Systems Limited

     I, James C. Avis, of the City of Ottawa, in the Province of Ontario do solemnly declare that:

1. I am the Secretary of Elcombe Systems Limited, one of the amalgamating corporations (the "Corporation") and as such have personal knowledge of the matters in this declaration.

2. I have conducted such examinations of the books and records of the Corporation and have made such inquiries and investigations as are necessary to enable me to make this declaration.

3. I have satisfied myself that there are reasonable grounds for believing that:

     (a) the Corporation is and the amalgamated corporation Will be able to pay its liabilities as they become due;

     (b) the realizable value of the assets of the amalgamated corporation will not be less than the aggregate of its liabilities and stated capital of all classes;

     (c)  no creditor of the Corporation will be prejudiced by the amalgamation.

     And I make this solemn declaration conscientiously believing the same to be true and knowing that it is of the same force and effect as if made under oath by virtue of the Canada Evidence Act.

DECLARED before me at the City     )
of Ottawa, in the                  )
Province of Ontario, this 29/th/   )
day of December, 1993.             )    /s/ James C. Avis
                                        -----------------

______________________
A Commissioner, etc.